AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER between EPILOGUE CORPORATION, a Delaware corporation ("Epilogue"), and NEXTPATH TECHNOLOGIES, INC., a Nevada corporation ("NextPath"), Epilogue and NextPath being sometimes referred to herein as the "Constituent Corporations."

        WHEREAS, the board of directors of each Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of ss.368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Merger");

        NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

        1. Surviving Corporation. Epilogue shall be merged with and into NextPath which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

        2. Merger Date. The Merger shall become effective (the "Merger Date") upon the completion of:

               2.1. Adoption of this agreement by Epilogue pursuant to the General Corporation Law of Delaware and by NextPath pursuant to Nevada Revised Statutes and the Nevada General Corporation Law; and

               2.2. Execution and filing by NextPath of Articles of Merger with the Department of State of the State of Nevada in accordance with the Nevada Revised Statutes.

               2.3. Execution and filing by Epilogue of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware.

        3. Time of Filings. The Articles of Merger shall be filed with the Department of State of the State of Nevada and the Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

        4. Governing Law. The surviving corporation shall be governed by the laws of the State of incorporation of NextPath.

        5. Certificate of Incorporation. The Articles of Incorporation of NextPath shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of NextPath to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

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        6. Bylaws.  The Bylaws of the surviving  corporation shall be the Bylaws of NextPath as in effect on the date of this agreement.

        7. Board of Directors and Officers. The officers and directors of NextPath, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

        8. Name of Surviving Corporation. The name of the surviving corporation will continue as "Nextpath Technologies, Inc." unless changed by NextPath.

        9. Conversion. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Epilogue into shares of NextPath are as follows:

               9.1. The aggregate number of shares of Epilogue Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 150,000 shares of NextPath Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

               The NextPath Common Stock to be issued hereunder ("the NextPath Shares") will be issued pursuant to Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission, will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

               The securities represented by this certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

               NextPath agrees to file a registration statement covering the NextPath Shares with the Securities and Exchange Commission within six months of the effective date of this Agreement.

               9.2. Upon completion of the Merger, there shall be 30,122,031 shares of NextPath Common Stock issued and outstanding, subject to such adjustments, held as follows: 150,000 common shares held by the former shareholders of Epilogue and 29,972,031 common shares held by the other shareholders of NextPath.

9.3. All outstanding Common or Preferred Stock of Epilogue and all warrants, options or other rights to its Common or Preferred Stock shall be retired and canceled as of the Merger Date.


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               9.4.  Each  share  of  Epilogue  Common  Stock  that is  owned by
Epilogue as treasury stock shall, by virtue of the Merger and without any action on the part of Epilogue, be retired and canceled as of the Merger Date.

               9.5. Each certificate evidencing ownership of shares of NextPath Common Stock issued and outstanding on the Merger Date or held by NextPath in its treasury shall continue to evidence ownership of the same number of shares of NextPath Common Stock.

               9.6. NextPath Common Stock shall be issued to the holders of Epilogue Common Stock in exchange for their shares on a pro rata basis in accordance with each holder's relative ownership of the Epilogue Common Stock that is being exchanged.

               9.7. The shares of NextPath Common Stock to be issued in exchange for Epilogue Common Stock hereunder shall be proportionately reduced by any shares owned by Epilogue shareholders who shall have timely objected to the Merger (the "Dissenting Shares") in accordance with the provisions of the General Corporation Law of Delaware, as provided therein.

        10. Exchange of Certificates. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Epilogue Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of NextPath Common Stock into which the shares of Epilogue Common Stock represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares. NextPath may, in its discretion, require a bond in customary form before issuing any share certificate where a corresponding share certificate has not been delivered by a shareholder of Epilogue because of loss or other reason.

11.  Unexchanged  Certificates.   Until  surrendered,  each  outstanding
certificate that prior to the Merger Date represented Epilogue Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of NextPath Common Stock into which it was converted. No dividend or other distribution payable to holders of NextPath Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Epilogue Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of NextPath Common Stock represented thereby.

        12. Effect of the Merger. On the Merger Date, the separate existence of Epilogue shall cease (except insofar as continued by statute), and it shall be merged with and into NextPath. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in NextPath, without further act or deed. NextPath shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against NextPath.

        13. Representations and Warranties of Epilogue. Epilogue represents and warrants that:

               13.1. Corporate Organization and Good Standing. Epilogue is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

               13.2. Reporting Company Status. Epilogue has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 on August 16, 1999 and is a reporting company pursuant to ss. 12(g) thereunder.

               13.3. Reporting Company Filings. Epilogue has timely filed and is current on all reports required to be filed by it pursuant to ss.13 of the Securities Exchange Act of 1934.

               13.4. Capitalization. Epilogue's authorized capital stock consists of 120,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

               13.5.  Issued Stock.   All the  outstanding  shares of its Common
Stock are duly  authorized  and validly issued, fully paid and non-assessable.

               13.6. Stock Rights. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Epilogue Common or Preferred Stock issued or committed to be issued.

               13.7. Corporate  Authority.  Epilogue has nil requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

               13.8. Subsidiaries. Epilogue has no subsidiaries.

               13.9. Financial Statements. Epilogue's financial statements dated June 7, 1999, copies of which will have been delivered by Epilogue to NextPath prior to the Merger Date (the "Epilogue Financial Statements"), fairly present the financial condition of Epilogue as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

               13.10. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Epilogue Financial Statements, Epilogue did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
               13.11. No Material Changes. There has been no material adverse change in the business, properties, or financial condition of Epilogue since the date of the Epilogue Financial Statements.

               13.12. Litigation. There is not, to the knowledge of Epilogue, any pending threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Epilogue or against any of its officers.

               13.13. Contracts. Epilogue is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

               13.14. Title. Epilogue has good and marketable title to all the real property and good and valid title to all other property included in the Epilogue Financial Statements. The properties of Epilogue are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Epilogue.

               13.15. Tax Returns. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Epilogue for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Epilogue Financial Statements are adequate to cover any such taxes that may be assessed against Epilogue in respect of its business and its operations during the periods covered by the Epilogue Financial Statements and all prior periods.

               13.16. No Violation. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Epilogue is subject or by which Epilogue is bound.

        14. Representations  and Warranties  of NextPath.   NextPath  represents
and warrants that:

               14.1. Corporate Organization and Good Standing. NextPath is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

               14.2. Capitalization. NextPath's authorized capital stock consists of l00,000,000 shares of Common Stock, $.001 par value, of which 29,972,031 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which none are issued and outstanding.

               14.3. Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

              14.4. Stock Rights. There are no stock grants, options, rights, warrants or other rights to purchase or obtain NextPath Common or Preferred Stock issued or committed to be issued.

               14.5. Corporate  Authority.  NextPath has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

               14.6. Subsidiaries. Except as set out in Disclosure Schedule 14.6, NextPath has no subsidiaries.

               14.7. Financial Statements. NextPath's financial statements dated December 31, 1998 copies of which will have been delivered by NextPath to Epilogue prior to the Merger Date (the "NextPath Financial Statements"), fairly present the financial condition of NextPath as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

               14.8. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the NextPath Financial Statements, NextPath did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
               14.9. No Material Changes. There has been no material adverse change in the business, properties, or financial condition of NextPath since the date of the NextPath Financial Statements.

               14.10. Litigation. Except as set out in Disclosure Schedule 14.10, there is not, to the knowledge of NextPath, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against NextPath or against any of its officers.

               14.11. Contracts. NextPath is not a party to any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.

               14.12. Title. NextPath has good and marketable title to all the real property and good and valid title to all other property included in the NextPath Financial Statements. The properties of NextPath are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of NextPath.

               14.13. Tax Returns. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by NextPath for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the NextPath Financial Statements are adequate to cover any such taxes that may be assessed against NextPath in respect of its business and its operations during the periods covered by the NextPath Financial Statements and all prior periods.

               14.14. No Violation. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of NextPath is subject or by which NextPath is bound.

        15. Conduct of Epilogue Pending the Merger Date. Epilogue covenants that between the date of this Agreement and the Merger Date:

               15.1.  No  change  will  be  made  in   Epilogue's   Articles  of
Incorporation or bylaws.

               15.2. Epilogue will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

               15.3. Epilogue will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

        16. Conduct of NextPath Pending the Merger Date. NextPath covenants that between the date of this Agreement and the Merger Date:

               16.1.  No  change  will  be  made  in   NextPath's   Articles  of
incorporation or bylaws.

               16.2. NextPath will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

               16.3. NextPath will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

        17. Conditions Precedent to Obligation of Epilogue. Epilogue's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by
Epilogue:

               17.1. NextPath's Representations and Warranties. The representations and warranties of NextPath set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

               17.2. NextPath's Covenants. NextPath shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

               17.3. Approval. This agreement shall have been approved by NextPath in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

               17.4. Supporting Documents of NextPath. NextPath shall have delivered to Epilogue supporting documents in form and substance satisfactory to Epilogue to the effect that:

               (i) NextPath is a corporation duly organized, validly existing, and in good standing.

               (ii) NextPath's authorized and issued capital stock is as set forth herein.

               (iii) The execution and adoption of this agreement have been duly authorized by NextPath in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

        18. Conditions Precedent to Obligation of NextPath. NextPath's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by
NextPath:

               18.1. Epilogue's Representations and Warranties. The representations and warranties of Epilogue set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

               18.2. Epilogue's Covenants. Epilogue shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

               18.3. Approval. This Agreement shall have been approved by Epilogue in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

               18.4. Supporting Documents of Epilogue. Epilogue shall have delivered to NextPath supporting documents in form and substance satisfactory to NextPath to the effect that:

               (i) Epilogue is a corporation duly organized, validly existing, and in good standing.

               (ii) Epilogue's authorized and issued capital stock is as set forth herein.

               (iii) The execution and adoption of this Agreement have been duly authorized by Epilogue in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

        19. Access. From the date hereof to the Merger Date, NextPath and Epilogue shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

        20. Closing.

               20.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

               20.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lien of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

               20.3. At the Closing, Epilogue shall deliver to the Exchange Agent in satisfactory form, if not already delivered to NextPath:

               (i) A list of the holders of record of the shares of Epilogue Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of NextPath Common Stock to be issued to each holder,

               (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

               (iii) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of Epilogue;

               (iv) Certified copies of the resolutions of the board of directors of Epilogue authorizing the execution of this agreement and the consummation of the Merger;

               (v) The Epilogue Financial Statements;

               (vi) Secretary's certificate of incumbency of the officers and directors of Epilogue;

               (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

               (viii) the share certificates for the outstanding Common Stock of Epilogue to be exchanged hereunder or, where any such certificate is not delivered, an affidavit of lost certificate or other reason for non-delivery.

               20.4. At the Closing, NextPath shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Epilogue:

               (i) A list of its shareholders of record;

               (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

               (iii) Certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of NextPath;

               (iv) Certified copies of the resolutions of the board of directors of NextPath authorizing the execution of this agreement and the consummation of the Merger,

               (v) The NextPath Financial Statements;

               (vi) Secretary's certificate of incumbency of the officers and directors of NextPath;

               (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

               (viii) the share certificates of NextPath to be delivered to the shareholders of Epilogue hereunder, in proper names and amounts, and bearing legends, if any, required and appropriate under applicable securities laws.

21. Survival of Representations and Warranties. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

        22. Arbitration.

               22.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

               22.2. Consent to Jurisdiction, Situs and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

               22.3. Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

               22.4. Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

               22.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

               22.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

               22.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

               22.8. Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

               22.9. Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory, or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

               22.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

        23. General Provisions.

               23.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

               23.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

               23.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

               23.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

        If to Epilogue, to:

        Epilogue Corporation
        1504 R Street, N.W.
        Washington, D.C. 20009

        If to NextPath, to:

        Nextpath Technologies, Inc.
        114 South Churton Street, Suite 101
        Hillsborough, North Carolina 27278

        24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

        2S. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

        26. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

        27. Exchange Agent and Closing Date. The Exchange Agent shall be Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

        28. Review of Agreement. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

        29.  Schedules.   All  schedules   attached  hereto,  if  any, shall  be
acknowledged by each party by signature or initials thereon.

        30. Effective Date. This effective date of this agreement shall be November 11, 1999.

                 Signature Page to Agreement and Plan of Merger
                        between Epilogue Corporation and
                           NextPath Technologies, Inc.

        IN WITNESS WHEREOF, the parties have executed this Agreement.

                                             EPILOGUE CORPORATION



                                             By:/s/


                                             NEXTPATH TECHNOLOGIES, INC.



                                             By:/s/ James R. Ladd
                                                -------------------------------
                                                James R. Ladd, President

                        NEXTPATH DISCLOSURE SCHEDULE 14.6

Subsidiaries of NextPath Technologies, Inc.,
                   -------------------------------------------
                            (As of November 11, 1999)

Name                         Date Formed        State of Incorporation
        ----                         -----------        ----------------------
  Willow Systems, Inc.                 10/12/99               Delaware

  Sagebrush Technology, Inc.           10/12/99               Delaware

  Laser Wireless, Inc.                 10/12/99               Delaware

  Laser Wireless, Inc.                  3/2/98                Pennsylvania

  Global Certified Mail, Inc.          10/14/99               Delaware

  PriMedium, Inc.                    10/14/99               Delaware

                       NEXTPATH DISCLOSURE SCHEDULE 14.10

                                   Litigation
                                   ----------

1. Demand letter dated April 29, 1999, addressed to Mr. James Ladd, President of NextPath (formerly Hyperion) Technologies, Inc. from Dr. David Medved of JOLT, Ltd.

                      AGREEMENT AND PLAN OF REORGANIZATION

               THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 19th day of January, 1998, among FSC Holdings, Inc., a Nevada corporation ("FSC"); Compact Power International, Inc., a Delaware corporation, any and all of its subsidiaries and fictitious names (hereinafter collectively referred to as "CPI") and its shareholders (hereinafter "Shareholders").

               FSC wishes to acquire one hundred percent (100%) of the issued and outstanding stock of CPI for and in exchange for stock of FSC, in a stock for stock transaction intending to qualify as a tax-flee exchange pursuant to ss. 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                    Section 1

                                Terms of Exchange

               1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of CPI agree to assign, transfer, and deliver to FSC, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of CPI stock, and FSC agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of FSC's stock, par value $0.001, in the aggregate of 5,800,000 shares, of the then issued and outstanding shares of FSC subject to the provisions of this Plan. Such shares will represent at least 100% of the issued and outstanding shares of CPI. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the CPI certificates representing their respective beneficial and record ownership one hundred percent (100%) of the issued and outstanding shares of CPI to FSC, as soon as practicable hereafter, and further provided an exemption from the registration provisions of
Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged FSC stock as provided for herein. Upon the consummation of the transaction contemplated herein, FSC shall merge with CPI and become the surviving corporation.

               1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of FSC shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in FSC common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

               1.3 Delivery of Certificates, The Shareholders shall transfer to FSC at the closing provided for in Section 2 (the "Closing") the shares of common stock of CPI listed opposite their respective names on Exhibit A hereto (the "CPI shares") in exchange for shares of the common stock of FSC as outlined above in Section 1.1 hereof (the "FSC Stock"). All of such shares of FSC stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of CPI shares by the Shareholders shall be effected by the delivery to FSC at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

               1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as FSC may request in order to more effectively sell, transfer and assign clear title and ownership in the CPI shares to FSC.

                                    Section 2

                                     Closing

               2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Daniel W. Jackson, Esq. on or before February 1, 1998 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

               2.2 Closing Events . At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

               2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any Unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                    Section 3

                Representations, Warranties and Covenants of FSC

               FSC  represents  and  warrants  to,   and  covenants   with,  the
    Shareholders and CPI as follows:

3.1 Corporate Status. FSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. FSC has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the FSC schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FSC's Articles of Incorporation or Bylaws. FSC has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

               3.2 Capitalization. The authorized capital stock of FSC as of the date hereof consists of 100,000,000 common shares, par value $0.001 and 1,000,000 preferred shares, par value $.001. The common shares of FSC issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of FSC's common stock or with regard to any options, warrants or other contractual rights to acquire any of FSC's authorized but unissued common shares. There are no issued and outstanding preferred shares. As of the Closing, FSC shall have not more than 7,885,043 shares issued and outstanding.

               3.3 Financial Statements.
                   --------------------

                      (a) FSC  hereby  warrants  and  covenants  to CPI that the audited financial statements dated December 31, 1995 and 1996 and the unaudited financial statements for the period ended September 30, 1997, fairly and accurately represent the financial condition of FSC and that no material change has occurred in the financial condition of FSC.

                      (b) FSC hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of FSC as submitted heretofore to CPI for examination and review.

               3.4 Conduct of Business. FSC is a development stage company and has not engaged in any operational activities prior to the date hereof.

                  FSC will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of CPI, enter into any material commitments except in the ordinary course of business.

                  FSC will conduct  itself in the following  manner  pending the
Closing:

                      (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of FSC.

                      (b) Capitalization. etc. FSC will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

               3.5 Options. Warrants and Rights. FSC has no options, warrants or stock appreciation fights related to the authorized but unissued FSC common stock. There are no existing options, warrants, calls, Or commitments of any character relating to the authorized and unissued FSC common stock, except options, warrants, calls, or commitments, if any, to which FSC is not a party and by which it is not bound.

               3.6 Title to Property. FSC has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of FSC, and the properties and assets of FSC are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

               3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of FSC, threatened by or against or effecting FSC at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; FSC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

               3.8 Books and Record. From the date hereof, and for any reasonable period subsequent thereto, FSC and its present management will (i) give to the Shareholders and CPI, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and CPI, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of FSC as the Shareholders and CPI, or their duly authorized representatives, may reasonably request. Any such request to inspect FSC's books shall be directed to FSC's counsel, Daniel W. Jackson, at the address set forth herein under Section 10.4 Notices.

               3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), FSC and its representatives will keep confidential any information which they obtain from the Shareholders or from CPI concerning its properties, assets and the proposed business operations of CPI. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 1, 1998 or otherwise waived or extended in writing to a date

               3.17 Contracts or Agreements. FSC is not bound by any material contracts, agreements or obligations which it has not already disclosed to CPI in writing or in this Agreement or in any Exhibit attached hereto.

3.18   Governmental   Authorizations.   FSC  has   all   licenses,
franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

               3.19 Compliance with Laws and Regulations. FSC has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of FSC or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to CPI.

               3.20 Approval of Plan. The Board of Directors of FSC has authorized the execution and delivery of this Plan by FSC and have approved the Plan and the transactions contemplated hereby. FSC has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

               3.21 Investment Intent. FSC is acquiring the CPI shares to be transferred to it under this Plan for the purpose of merging with CPI and not with a view to the sale or distribution thereof, and FSC shall cancel the CPI shares upon the completion of the merger.

               3.22 Unregistered Shares and Access to Information. FSC understands that the offer and sale of the CPI shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning CPI or the CPI shares. FSC has been provided with and reviewed all information concerning CPI, the CPI shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the CPI shares. FSC has made an investigation as to the merits and risks of its acquisition of the CPI Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of CPI concerning CPI, the CPI shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the CPI shares.

               3.23 Obligations. FSC is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

               3.24 FSC Schedules.  FSC  has  delivered  to  CPI  the  following items listed below, hereafter referred to as the "FSC Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of FSC on or about the date within the Plan is executed to certify that the FSC Schedules are tree and correct.

                      (a) Copy  of  Articles of  Incorporation,  as amended, and
                          Bylaws;

                      (b) Financial statements;

                      (c) Shareholder list;

                      (d) Resolution of Directors approving Plan;

                      (e) Officers' Certificate as required under Section 6.2 of the Plan;

                      (f) Opinion  of counsel as required  under  Section 6.4 of the Plan;

                      (g) Certificate of Good Standing;

                      (h) Consent of Shareholders approving Plan.

                                    Section 4

                Representations, Warranties and Covenants of CPI

               CPI  represents   and  warrants  to,  and  covenants   with,  the
Shareholders and FSC as follows:

               4.1 Corporate Status. CPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware incorporated on June 27, 1997. CPI has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the CPI schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CPI's Articles of Incorporation or Bylaws. CPI has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

               4.2 Capitalization. The authorized capital stock of CPI as of the date hereof consists of 1,500 common shares. As of the date hereof all common shares of CPI issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of CPI's common stock or with regard to any options, warrants or other contractual rights to acquire any of CPI's authorized but unissued common shares.

               4.3 Conduct of Business. Disposal of domestic waste is becoming an increasing problem around the world, and existing sites are filling rapidly. In order to reflect the tree cost of disposal to landfills governments are starting to impose taxes and duties on waste, such as the recently introduced landfill tax in the United Kingdom. The transport required to take wastes from where they are disposed of is also an environmental burden.

               One solution to this problem is, or course, the use of municipal solid waste to generate electricity and heat. Ideally this would happen is small plants near to the source of the waste, supplying heat and power to the community which generates the waste. This would minimize losses from transmitting power and greatly reduce the amount of traffic to remove the waste.

               CPI, Inc. is an alternative energy company which specializes in waste to energy technologies. The Company's primary emphasis is on developing projects which utilize one or both of the following technologies: (1) a pyrolysis system which is capable of reducing solid wastes by eighty percent while co-generating electricity and (2) an algae-based system which uses waste eater streams to produce a renewable substitute for diesel fuels.

               The pyrolysis system has numerous potential applications, including disposal of Municipal Solid Wastes, conversion of waste coal which cannot be used in normal combustion systems to electricity; disposal of animal wastes from hogs and chickens which have become a major threat to the environment in many rural states (again, white co-generating electricity); and the safe destruction of hazardous materials such as hospital wastes. CPI is currently pursuing several potential projects involving this technology, including one with the Cherokee Nation in Oklahoma (municipal solid wastes) and another with the government of Kazakhstan (waste coal).

               The biodiesel algae production system has numerous applications as well. First and foremost, it is a cost-effective method for producing a clean-burning, renewable alternative to diesel fuel. In the context of CPI's two-pronged mission of reducing harmful environmental pollutants, this system also represents a tremendous method for cleaning up waste water streams, especially those generated by large scale agricultural operations. These large hog and chicken operations have become such a threat to the drinking water in may southern states that several state legislatures have taken steps to either curtail or impose moratoriums on the expansion of these industries. The Japan National Oil Corporation, the Kingdom of Thailand, the US Department of Agriculture and the Dairy Producers of New Mexico are all exploring the potential application of this technology.

               The technologies which the Company will apply all fit the description of "appropriate technologies." They represent environmentally safe ways to deal with two of the most serious dilemmas which confront modem civilization: (1) how to dispose of waste products safely; and (2) how to supply cost-effective, environmentally safe, renewable fuels.

               CPI will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of FSC, enter into any material commitments except in the ordinary course of business.

               CPI agrees that CPI will conduct itself in the following manner pending the Closing:

(a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of CPI.

(b) Capitalization. etc CPI will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

               4.4 Title to Property. CPI has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of CPI, and the properties and assets of CPI are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

4.5  Litigation.   There  are  no  material  actions,   suits,  or
proceedings, pending, or, to the best knowledge of CPI, threatened by or against or effecting CPI at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; CPI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

               4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, CPI and its present management will (i) give to FSC, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that FSC, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of CPI as the Shareholders and CPI, or their duly authorized representatives, may reasonably request. Any such request to inspect CPI's books shall be directed to CPI's representative, at the address set forth herein under Section 10.4 Notices.

               4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), CPI and its representatives will keep confidential any information which they obtain from the Shareholders or from CPI concerning its properties, assets and the proposed business operations of CPI. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 1, 1998 or, otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, CPI will return to FSC all written matter with regard to FSC obtained in connection with the negotiations or consummation of this Plan.

               4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of FSC to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to FSC on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

4.9 Unregistered  Shares and Access to Information.  CPI and the
Shareholders understand that the offer and sale of FSC shares to be exchanged for the CPI shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning FSC or FSC stock. CPI and the Shareholders have been provided with and reviewed all information concerning FSC and FSC shares, to be exchanged for the CPI shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the FSC shares, to be exchanged for the CPI shares. CPI and the Shareholders have made an investigation as to the merits and risks of their acquisition of the FSC shares, to be exchanged for the CPI shares and have had the opportunity to ask questions of, and have received satisfactory answers from the officers and directors of FSC concerning FSC shares to be exchanged for the CPI shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the FSC shares to be exchanged for the CPI shares.

               4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of CPI of whatever class or series, which the Shareholders have contracted to exchange.

               4.11 Contracts.

                      (a) Set forth in the CPI Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which CPI is a party or by which CPI or its properties are bound.

                      (b) Except as may be set forth in the CPI Schedules, CPI is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of CPI.

                      (c) Except as set forth in the CPI Schedules, CPI is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by CPI, except for adequate value and pursuant to contract. CPI has not entered into any material transaction which is not listed in the CPI Schedules or reflected in the CPI financial statements.

               4.12 Material  Contract  Defaults.   CPI is not in default in any
material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of CPI, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CPI has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which CPI was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of CPI.

               4.14 Governmental Authori7ation.q' CPI is in good standing in the State of Delaware. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CPI of this Plan and the consummation by CPI of the transactions contemplated hereby.

               4.15  Compliance  with Laws and  Regulation.,:.  CPI has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of CPI or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to FSC.

               4.16 Approval of Plan, The Board of Directors of CPI have authorized the execution and delivery of this Plan by CPI and have approved the Plan and the transactions contemplated hereby. CPI has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

               4.17 Information. The information concerning CPI set forth in this Plan, and the CPI Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to FSC in connection with this Plan.

               4.18 CPI Schedules. CPI has delivered to FSC the following items listed below, hereafter referred to as the "CPI Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of CPI on or about the date within the Plan is executed to certify that the CPI Schedules are tree and correct.

                      (a)    Copy of Articles of Incorporation and Bylaws;

                      (b)    Financial Statements

                      (c)    Resolution of Board of Directors approving Plan;

                      (d)    Consent of Shareholders approving Plan;

                      (e) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement a copy of the same;

                      (f) A schedule showing the name and location of each bank or other institution with which CPI has an account and the names of the authorized persons to draw thereon or having access thereto;

                      (g)    A  schedule  setting   forth   the    shareholders,
together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

                      (h) Officers' Certificate as required by Section 7.2 of the Plan;

                      (i)    Certificate of Good Standing

                                    Section 5

                                Special Covenants

               5.1 CPI Information Incorporated in FSC's Report. CPI represents and warrants to FSC that all the information furnished under this Plan shall be tree and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. CPI agrees to indemnify and hold FSC harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

               5.2 FSC Information Incorporated in CPI's Reports. FSC represents and warrants to CPI that all the information furnished under this Plan shall be tree and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current officers and directors of FSC agree to indemnify and hold CPI harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

this Agreement, unless waived or extended in writing by the parties hereto. CPI shall have been furnished with a certificate, signed by a duly authorized executive officer of FSC and dated the Closing date, to the foregoing effect.

6.2 Officers' Certificate. CPI and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of FSC, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of FSC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of FSC, and that this Agreement has been complied with in all material respects.

               6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of FSC, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or creme any material adverse change in the financial condition, business or operations of FSC, except as otherwise disclosed to CPI.

               6.4 Opinion of Counsel of FSC. FSC shall furnish to CPI and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to CPI and the Shareholders to the effect that:

                      (a) FSC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

                      (b) The business of FSC, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of CPI, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and FSC has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

                      (c) The authorized and outstanding capital stock of FSC as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

                      (d) There are no material claims, suits or other legal proceedings pending or threatened against FSC of any court or before or by any governmental body which might materially effect the business of FSC or the financial condition of FSC as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against FSC.

                      (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of FSC, or any contract, agreement, indenture, mortgage, or order by which FSC is bound.

                      (f) This Plan constitutes a legal, valid and binding obligation of FSC enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

                      (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of FSC and have been duly authorized by its Board of Directors.

                      (h) FSC has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

               6.5 Good Standing. CPI shall have received a Certificate of Good Standing from the State of Nevada, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that FSC is in good standing as a corporation in the State of Nevada.

               6.6 Other Items. CPI and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as CPI and the Shareholders may reasonably request.

                                    Section 7

                   Conditions Precedent to Obligations of FSC

               All obligations of FSC under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

               7.1 Accuracy of Representations. The representations and warranties made by CPI and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, FSC shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. FSC shall have been furnished with a certificate, signed by a duly authorized executive officer of CPI and dated the Closing date, to the foregoing effect.

               7.2 Officers' Certificate. FSC shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of CPI, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of CPI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of CPI, and that this Agreement has been complied with in all material respects.

               7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of FSC, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of CPI, except as otherwise disclosed to FSC.

               7.4 Dissenters' Rights Waived. Shareholders representing one hundred percent (100%) of the issued and outstanding shares of CPI, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of Delaware in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of CPI.

               7.5 Other Items. FSC shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as FSC may reasonably request.

               7.6 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to FSC.

                                    Section 8

                                   Termination

               8.1 Termination by CPI or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of CPI or the Shareholders, if FSC shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

               8.2 Termination by FSC. This Plan may be terminated at any time prior to the Closing date by action of FSC if CPI shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

8.3 Termination by Mutual Consent

                      (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of FSC, expressed by action of its Board of Directors, CPI or the Shareholders.

                      (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                                    Section 9
                          Shareholders' Representative

               The Shareholders  hereby irrevocably  designate and appoint James
R. Ladd, 1224 R. Street NW, Washington DC 20009, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to FSC hereunder, unless agreed in writing by the Shareholders.

                                   Section 10
                               General Provisions

10.1 Further Assurances, At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

               10.2 Payments of Costs and Fees, FSC and CPI shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

               10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, CPI and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, roles and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to FSC's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

               10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to FSC:                   FSC Holdings, Inc.
                             215 South State Street, Suite 1100
                             Salt Lake City, Utah 84111

With a copy to:              Daniel W. Jackson, Esq.
                             215 South State Street, Suite 1100
                             Salt Lake City, Utah 84111

If to CPI:                   Compact Power International, Inc.
                             7106 Sunrise Road
                             Chapel Hill, NC 27514

With a copy to:              Steven A. Zrenda
                             1520 Liberty Tower
                             100 N. Broadway
                             Oklahoma City, OK 73102

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

               10.5 Entire Agreement, This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between FSC, CPI and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

               10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

               10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. CPI and FSC acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

               10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

               10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty (30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

               10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

               10.11  Headings.   The section  and  subsection  headings in this
Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

               10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs,
beneficiaries,   personal  and  legal representatives, and assigns.

               IN  WITNESS  WHEREOF,   the parties have  executed  this Plan and
Agreement of Reorganization effective the day and year first set forth above.

                                             FSC HOLDINGS, INC.

Attest:



/s/                                          By:/s/Robert Taylor
   ---------------------                     -----------------------------------
                                             Its President



                                            COMPACT POWER INTERNATIONAL, INC.
Attest:




/s/                                          By:/s/Jack Ladd
  ----------------------                     -----------------------------------
                                             Its President

                                             SHAREHOLDERS:

Attest:



                                             By:/s/Jack Ladd
---------------------------------            -----------------------------------



Attest:



                                             By:/s/Mary W. Harrison
---------------------------------            -----------------------------------

Attest:



                                             By:/s/Joseph P. Kane
---------------------------------            -----------------------------------

                          AGREEMENT AND PLAN OF MERGER

               This Agreement and Plan of Merger ("Agreement") is made as of the 8th day of May, 1997, by and between Petrogenetics, Inc., a Colorado corporation "Petrogenetics"), and FSC Holdings, Inc., a Nevada corporation ("FSC").
                                    RECITALS:

               WHEREAS, Petrogenetics and FSC believe that it would be to their mutual benefit if Petrogenetics were to merge into FSC, thereby moving Petrogenetics' domicile to the State of Nevada; and

               WHEREAS, pursuant to ss.ss. 368(a)(1)(A) and 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, to date, ss. 7-7-101 of the Colorado Revised Statutes, and ss. 78.461 of the Nevada Revised Statutes, as amended, Petrogenetics and FSC desire that Petrogenetics merge with and into FSC, pursuant to an agreement of merger whereby the separate corporate existence of Petrogenetics shall cease.

                                   AGREEMENT

               NOW, THEREFORE, the parties agree as follows:

               1. Merger. On the effective date of the merger, as hereinafter defined, Petrogenetics shall be merged with and into FSC (the "Merger"). FSC shall be the sole surviving corporation in the Merger, and its corporate identity, existence, Property, franchises and rights shall continue unaffected and unimpaired by the Merger. On the effective date of the Merger,
Petrogenetics's corporate identity property, purposes, powers, franchises, rights and obligations shall be transferred to, vest in, and be merged with FSC without further act or deed.

                                                                       Exhibit A

Petrogenetics hereby appoints and designates the president of FSC as its attorney-in-fact to execute, acknowledge and deliver on behalf of Petrogenetics any assignments, deed, statements, verifications or similar instruments deemed necessary or appropriate by FSC, or its counsel, to effectuate or evidence the transfer of vesting of any property, right, privilege or franchise of Petrogenetics in FSC as a result of the Merger. Except as otherwise specifically provided by law, Petrogenetics's separate existence shall cease on the effective date of the Merger.

               2. Issuance and Cancellation of Shares. The parties hereto acknowledge and agree that shares of the common stock of FSC shall be issued to the shareholders of Petrogenetics in connection with the Merger. The number of newly issued shares shall equal the number of shares owned by the shareholders of Petrogenetics on the effective date of the Merger. Upon the effective date of the Merger, each share of issued and outstanding voting common stock of Petrogenetics shall, without further action by Petrogenetics or FSC, be canceled on the books and records of Petrogenetics.

               3. Effective Date of Merger, The merger shall be effective upon the filing of the Agreement.

               4. Articles of Incorporation.

               (a) The Articles of Incorporation of FSC, as in effect on the effective date of the Merger, shall continue in full force and effect as the Certificate of Incorporation of FSC and shall not be changed or amended by the Merger.

               (b) FSC reserves the right and power, after the effective date of the Merger, to alter, amend, change, or repeal any of the provisions contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors or shareholders of FSC and of Petrogenetics herein are subject to this reservation.

               5. Bylaws. The Bylaws of FSC, as such Bylaws exist on the effective date of Merger, shall remain and be the Bylaws of FSC until altered, ammended or repealed, or until new Bylaws shall be adopted in accordance with the provisions thereof, the Articles of Incorporation, or in the manner permitted by the applicable provisions of Nevada law.

               6. Officers and Directors.

(a) The directors of FSC as of the effective date of the Merger shall continue in office until the next annual meeting of the shareholders of FSC. The number of directors of FSC shall be two. Anita Patterson and Robert Taylor shall hold those positions.

               (b) The following officers of FSC immediately prior to the effective Date of the Merger shall continue in office after the effective date of the Merger and until the next annual meeting of the Board of Directors of FSC.
                        Anita Patterson               President

                        Robert Taylor                 Secretary/Treasurer

               7.  Governing Law.   This  Agreement  shall  be  governed  by and
construed under and in accordance with the laws of the State of Nevada.

               8. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               9, Amendments. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf as of the date and year first above written.

                                             PETROGENETICS, INC.
                                              a Colorado corporation



                                             By/s/Robert Taylor
                                               ---------------------------------
                                               Robert Taylor, President



                                             FSC HOLDINGS, INC.
                                              a Nevada corporation



                                             By/s/Anita Patterson
                                               ---------------------------------
                                               Anita Patterson, President